                                                                    EXHIBIT 10.1

                     Authorizing Resolution Adopted by the
                              Pricing Committee of
                        Universal Health Services, Inc.

                               On August 1, 1995

                   Relating to $135,000,000 Principal Amount
                          8 3/4% Senior Notes due 2005


                 WHEREAS, on May 17, 1995 and July 19, 1995, the Board of Directors of Universal Health Services, Inc. ("UHS") authorized the undersigned, constituting the Pricing Committee of the Board of Directors (the "Pricing Committee"), to exercise the full authority of the Board of Directors in connection with the issuance of Debt Securities by UHS in any single transaction or series of related transactions up to an aggregate principal amount of $150,000,000;

                 WHEREAS, it has been determined that there shall be issued at this time an aggregate of $135,000,000 of such Debt Securities, to be issued under the Indenture dated as of July 15, 1995 (the "Indenture"), between UHS and PNC Bank, National Association, as trustee (the "Trustee");

                 WHEREAS, the Indenture provides that the terms of any series of Debt Securities may be established pursuant to an authorizing resolution of the Board of Directors of UHS and any such authorizing resolution shall be binding upon UHS and the terms thereof shall be enforceable by the Trustee and/or holders of Debt Securities of such series in accordance with the Indenture as if such terms were set forth in the Indenture;

                 NOW, THEREFORE, IT IS RESOLVED by the Pricing Committee as follows:

                 1. Pursuant to the Indenture, UHS shall issue an aggregate of $135,000,000 of Debt Securities under the Indenture, and, pursuant to Section of 2.02 of the Indenture, it is hereby determined that such Debt Securities shall have the following terms (capitalized terms used in this Authorizing Resolution and not defined herein shall have the meanings therefor set forth in the Indenture):

                          (a) The Debt Securities shall be known as the 8 3/4% Senior Notes due 2005 (the "Notes").

                          (b) The aggregate principal amount of the Notes which shall be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon the transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.12, 3A.08 or 9.05 of the Indenture) shall be One Hundred Thirty-Five Million Dollars ($135,000,000).

                          (c) The Notes shall be unsecured obligations of UHS.

                          (d) The principal of the Notes shall be due and payable in full on August 15, 2005, subject to earlier redemption as referred to below.

                          (e) The Notes shall bear interest at a rate of 8 3/4% per annum (computed on the basis of a year of twelve 30-day months); the regular record dates shall be January 31 and July 31 in each year; and the regular interest payment dates shall be February 15 and August 15 in each year, commencing February 15, 1996; and interest shall accrue on the Notes from their date of original issue;

                          (f) The Notes will be issued initially in the form of one or more Global Notes in accordance with paragraph 4 below.

                          (g) The certificates representing the Notes shall be substantially in the form which has been presented to the Pricing Committee, a copy of which form will be filed with this resolution in the records of UHS, and a copy of which shall be attached to this resolution and delivered to the Trustee as a part of this resolution.

                          (h) The Notes shall be redeemable at the option of UHS any time on or after August 15, 2000, in whole or in part, pursuant to the redemption provisions of the Indenture, at redemption prices equal to the percentages set forth below of the principal amount to be redeemed for the respective 12-month periods indicated below, in each case together with accrued interest to the date fixed for redemption:

                 If Redeemed During
                 The 12 Months
                 Beginning August 15,                               Redemption Price
                 --------------------                               ----------------
                 2000   . . . . . . . . . . . . .                       102.265%
                 2001   . . . . . . . . . . . . .                       101.132%
                 2002 and
                   thereafter   . . . . . . . . .                       100.000%

                 (i) UHS will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

                 (j) Upon the occurrence of a Change of Control (as defined in paragraph 3(f) below), each holder of Notes (each, a "Holder") will have the right to require UHS to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 90 days after the occurrence of such Change of Control (the "Change of Control Payment Date"). Within 30 days following any Change of Control, UHS will mail, or at UHS's request the Trustee will mail, a notice to each Holder offering to repurchase the Notes held by such Holder pursuant to the procedures specified in such notice, the requirements for which are set forth in paragraph 1(l) below. UHS will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                 On the Change of Control Payment Date, UHS will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer,
         (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by UHS. The paying agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will cause to be transferred by book entry to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

                 (k) UHS will not, and will not permit any of its Subsidiaries (as defined in paragraph 3(kk) below) to, consummate an Asset Sale (as defined in paragraph 3(c) below) unless UHS (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively determined by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests (as defined in paragraph 3(n) below) issued or sold or otherwise disposed of; provided that for purposes of this provision, the amount of (A) any liabilities (as shown on UHS's or such Subsidiary's most recent balance sheet or in the notes thereto) of UHS or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, (B) any securities or other obligations received by UHS or any such Subsidiary from such transferee that are immediately converted by UHS or such Subsidiary into cash (or as to which UHS or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash (but shall not be deemed to be Net Proceeds (as defined in paragraph 3(z) below) for purposes of the following provisions until reduced to cash) and (C) the aggregate amount of all Non-Cash Consideration (as defined in paragraph 3(aa) below) received in respect of Asset Sales at any time outstanding that shall have not been reduced to cash shall not exceed 5% of UHS's consolidated assets after giving effect to any Non-Cash Consideration to be received in respect of any proposed Asset Sale.

                 Within 360 days after the receipt of any Net Proceeds from an Asset Sale, UHS or such Subsidiary may apply such Net Proceeds (x) to purchase one or more Hospitals (as defined in paragraph 3(u) below) or Related Businesses (as defined in paragraph 3(hh) below) and/or a controlling interest in the Capital Stock (as defined in paragraph 3(e) below) of a Person (as defined in paragraph 3(dd) below) owning one or more Hospitals and/or one or more Related Businesses, (y) to make a capital expenditure or to acquire other tangible assets (or a Person that owns such tangible assets), in each case, that are used or useful in any business in which UHS is permitted to be engaged pursuant to the covenant described in paragraph 2(b) below under the caption "Line of Business," or (z) to repay Indebtedness (as defined in paragraph 3(w) below) of a Subsidiary of UHS or Indebtedness of UHS which is not subordinated to any other Indebtedness of UHS; provided, that Indebtedness under revolving credit or similar arrangements shall not be deemed to be repaid unless, in connection with such payment, there shall be a permanent reduction in the committed amount of such arrangement equal to the amount of Indebtedness repaid. Pending the final application of any such Net Proceeds, UHS or such Subsidiary may invest such Net Proceeds in any manner that is not prohibited by the Indenture and this Authorizing
         Resolution.   Any Net Proceeds from Asset Sales that are not applied
         or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25 million, UHS will be required to make an offer to all Holders of Notes and holders of any other Indebtedness of UHS ranking on a parity with the Notes from time to time outstanding with similar provisions requiring UHS to make an offer to purchase or redeem such Indebtedness with the proceeds from any asset sales, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness (or accreted value of such other Indebtedness if such other Indebtedness shall have been issued at a discount from par) then outstanding (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness (or accreted value of such other Indebtedness if such other Indebtedness shall have been issued at a discount from par) that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount (or accreted value) thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in paragraph 1(l) below. To the extent that the aggregate amount of Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, UHS may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and such other Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and such other Indebtedness will be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                 (l) Notice of any Change of Control Offer pursuant to paragraph 1(j) or Asset Sale Offer pursuant to paragraph 1(k) above (each, a "Purchase Offer") shall be mailed or caused to be mailed, by first class mail, by UHS not less than 30 nor more than 60 days before the Change of Control Payment Date or the date fixed for the purchase of Notes pursuant to any Asset Sale Offer, as the case may be, to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Purchase Offer and shall state the following terms:

         1. the provision pursuant to which the Purchase Offer is being made and that all Notes tendered will be accepted for payment; provided, however that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes tendered in a Purchase Offer plus accrued interest at the expiration of such offer exceeds the Excess Proceeds available for the purchase of Notes pursuant to paragraph 1(k) above, UHS shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by UHS so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

         2. the purchase price (including the amount of accrued interest) and the applicable date of purchase and that the Purchase Offer will remain open for at least 20 Business Days and until the close of business on the applicable date of purchase;

         3.      that any Note not tendered will continue to accrue interest;

         4. that, unless UHS defaults in making payment therefor, any Note accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the applicable date of purchase;

         5. that Holders electing to have a Note purchased pursuant to a Purchase Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the applicable date of purchase;

         6. that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the applicable date of purchase, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

         7. that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

                 On or before 10:00 a.m. New York City time on the applicable date of purchase, UHS shall (i) accept for payment Notes or portions thereof tendered pursuant to the Purchase Offer which are to be purchased, (ii) deposit with the Paying Agent United States dollars sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to, or cause evidence to be provided to, the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or otherwise deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of any Purchase Offer, the Trustee shall act as the Paying Agent.

                 Any amounts remaining after the purchase of Notes pursuant to a Purchase Offer shall be returned by the Trustee to the Company.

                 2.       The "Restrictions on Liens" covenant set forth in
Section 4.11 of the Indenture is modified hereby with respect to the Notes by deleting the following words from subsection 4 thereof: "and together with all outstanding Attributable Debt in respect of the Sale and Leaseback Transactions permitted by clause (y) of the second paragraph of Section 4.12." The "Restrictions on Sales and Leasebacks" covenant set forth in Section 4.12 of the Indenture and the "When Company May Merge, etc." covenant set forth in
Section 5.01 of the Indenture will not apply to the Notes. The covenants described below will apply to the Notes in addition to those in the Indenture (other than as modified by this paragraph):

                 (a) Restricted Payments. UHS will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of UHS's or any of its Subsidiaries' Equity Interests (other than (x) dividends or distributions payable in Qualified Equity Interests (as defined in paragraph 3(ee) below) of UHS, (y) dividends or distributions payable to UHS or any Subsidiary of UHS, and (z) dividends or distributions by any Subsidiary of UHS payable to all holders of a class of Equity Interests of such Subsidiary on a pro rata basis);
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of UHS; or (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes, except at the original final maturity date thereof (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee within 60 days prior to the date of such Restricted Payment) of the asset(s) proposed to be transferred by UHS or such Subsidiary, as the case may be, pursuant to such Restricted Payment):

                   (i) no Default (as defined in paragraph 3(l) below) of Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                   (ii) UHS would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio (as defined in paragraph 3(p) below) test set forth in the first paragraph of the covenant described in paragraph 2(b) below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

                   (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by UHS and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (y) and (z) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income (as defined in paragraph 3(h) below) of UHS for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of UHS's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by UHS from the issue or sale (other than to a Subsidiary of UHS) since the date of issuance of the Notes of Qualified Equity Interests of UHS or of debt securities of UHS or any of its Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of UHS, plus (iii) 100% of the fair market value (as conclusively evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee concurrently with the transaction) of assets received by UHS or any Subsidiary of UHS in exchange solely for Qualified Equity Interests of UHS, plus (iv) $20.0 million.

                 If no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, the foregoing provisions will not prohibit the following Restricted Payments: (x) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture and this Authorizing Resolution; (y) the redemption, repurchase, retirement or other acquisition of any Equity Interests of UHS or any Subsidiary in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of UHS) of Qualified Equity Interests of UHS; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; and (z) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness (as defined in paragraph 3(cc) below) or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of UHS) of Qualified Equity Interests of UHS; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause
(c)(ii) of the preceding paragraph.

                 Not later than the date of making any Restricted Payment, UHS shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the foregoing covenant were computed.

                 (b) Incurrence of Indebtedness and Issuance of Preferred Stock. UHS will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee (as defined in paragraph 3(s) below) or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur"), after the date of issuance of the Notes, any Indebtedness (including Acquired Debt (as defined in paragraph 3(a) below)) and UHS will not issue any Disqualified Stock (as defined in paragraph 3(m) below) and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that UHS may incur Indebtedness (including Acquired Debt) and UHS may issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for UHS's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (x) 2.25 to 1.0 if such incurrence or issuance occurs on or before August 15, 1996, or (y) 2.50 to 1.0 if such incurrence or issuance occurs at any time after August 15, 1996, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is first issued.

                 The foregoing provisions will not apply to:

                   (i) the incurrence by UHS and its Subsidiaries of Indebtedness represented by the Notes;

                   (ii) the incurrence by UHS of Indebtedness under the Credit Agreement (as defined in paragraph 3(k) below) in an aggregate principal amount at any one time outstanding not to exceed an amount equal to $225.0 million;

                   (iii) the incurrence by UHS or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (including, without limitation, Existing Indebtedness (as defined in paragraph 3(o) below);

                   (iv) the incurrence by UHS or any of its Subsidiaries of intercompany Indebtedness between or among UHS and any of its Subsidiaries;

                   (v) the incurrence by UHS of Hedging Obligations (as defined in paragraph 3(t) below) that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that are permitted by the Indenture to be outstanding or any receivable or liability the payments of which are determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

                   (vi) the incurrence by UHS or any of its Subsidiaries of Indebtedness represented by performance bonds, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of UHS or such Subsidiary;

                   (vii) the incurrence by any Subsidiary of UHS of Indebtedness, the aggregate principal amount of which, together with all other Indebtedness of UHS's Subsidiaries at the time outstanding (excluding Guarantees of Obligations (as defined in paragraph 3(bb) below) under the Credit Agreement by Subsidiaries of UHS), does not exceed the greater of (1) 10% of UHS's Stockholders' Equity (as defined in paragraph 3(jj) below) as of the date of incurrence or (2) $10 million; provided that, in the case of clause (1) only, the Fixed Charge Coverage Ratio for UHS's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred would have been at least 2.25 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of such four-quarter period; and

                   (viii) Guarantees of Obligations under the Credit Agreement by Subsidiaries of UHS.

                 Notwithstanding anything in the Indenture or this Authorizing Resolution to the contrary, the consummation of any Qualified Securitization Transaction (as defined in paragraph 3(ff) below) shall not be deemed to be the incurrence of Indebtedness by UHS or by any Subsidiary of UHS.

                 (c) Dividend and Other Payment Restrictions Affecting Subsidiaries. UHS will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to UHS or any of its Subsidiaries (1) on its Capital Stock (as defined in paragraph 3(e) below) or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to UHS or any of its Subsidiaries, (ii) make loans or advances to UHS or any of its Subsidiaries or
(iii) transfer any of its properties or assets to UHS or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Indenture, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by UHS or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or such Capital Stock was incurred or issued in connection with or in contemplation of such acquisition or in violation of the covenant described above in paragraph 2(b) under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock"), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow (as defined in paragraph 3(g) below) of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture and this Authorizing Resolution, except to the extent that such Consolidated Cash Flow would be permitted to be dividended to UHS without the prior consent or approval of any third party, (e) customary non-assignment provisions in leases entered into in the ordinary course of business, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

                 (d) Line of Business. UHS will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the ownership, operation and management of Hospitals and Related Businesses.

                 (e) Merger, Consolidation or Sale of Assets. UHS will not consolidate or merge with or into (whether or not UHS is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) UHS is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than UHS) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than UHS) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of UHS under the Notes and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) UHS or the entity or Person formed by or surviving any such consolidation or merger (if other than UHS), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, (A) will have Consolidated Net Worth (as defined in paragraph 3(i) below) immediately after the transaction equal to or greater than the Consolidated Net Worth of UHS immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described in paragraph 2(b) above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

                 For purposes of the foregoing, the transfer (by sale, assignment, transfer, lease, conveyance or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of UHS the Capital Stock of which constitutes all or substantially all of the properties and assets of UHS, shall be deemed to be the transfer of all or substantially all of the properties and assets of UHS.

                 (f) Transactions with Affiliates. UHS will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (as defined in paragraph 3(b) below) (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to UHS or the relevant Subsidiary than those that could have been obtained in a comparable transaction by UHS or such Subsidiary with an unrelated Person and (ii) UHS delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to UHS or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that (x) transactions or payments pursuant to any employment arrangements or employee or director benefit plans entered into by UHS or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of UHS or such Subsidiary, (y) transactions between or among UHS and/or its Subsidiaries and
(z) transactions permitted by the provisions of paragraph 2(a) above under the caption "Restricted Payments," in each case, shall not be deemed to be Affiliate Transactions.

                 3. The definitions in Section 1.01 of the Indenture of the terms "Attributable Debt," "Funded Debt" and "Sale and Leaseback Transaction" will not apply to the Notes. The definitions in Section 1.01 of the Indenture of the terms "Capital Stock," "Indebtedness," "Liens" and "Subsidiary", with respect to the Notes, will be replaced by the defined terms therefor set forth below. Set forth below are additional defined terms which will apply to the Notes:

                 (a) "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien (as defined in paragraph 3(x) below) encumbering any asset acquired by such specified Person. Acquired Debt shall be deemed to be incurred by such Person at the time of such merger, or upon the other Person becoming a Subsidiary or upon the acquisition of such asset.

                 (b) Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                 (c) "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of UHS and its Subsidiaries taken as a whole will be governed by the provisions described in paragraph 1(j) above under the caption "Change of Control" and/or the provisions described in paragraph 2(e) above under the caption "Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant in paragraph 1(k) above), and (ii) the issue or sale by UHS or any of its Subsidiaries of Equity Interests of any of UHS's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $25.0 million or (b) for net proceeds in excess of $25.0 million. Notwithstanding the foregoing: (a) a transfer of assets by UHS to a Subsidiary or by a Subsidiary to UHS or to another Subsidiary, (b) an issuance of Equity Interests by a Subsidiary to UHS or to another Subsidiary, (c) a Restricted Payment that is permitted by the covenant described in paragraph 2(a) above under the caption "Restricted Payments" and (d) a Hospital Swap (as defined in paragraph 3(v) below) will not be deemed to be an Asset Sale; provided, further, that Universal Health Realty Income Trust, a Maryland real estate trust, shall be deemed not to be an Affiliate of UHS or any of its Subsidiaries.

                 (d) "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP (as defined in paragraph 3(r) below).

                 (e) "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                 (f) "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of UHS and its Subsidiaries taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to a Person or group who, prior to such transaction, held a majority of the voting power of the voting stock of UHS, (ii) the acquisition by any Person or group (as defined above) of a direct or indirect interest in more than 50% of the voting power of the voting stock of UHS, by way of merger or consolidation or otherwise, (iii) the adoption of any plan of liquidation or dissolution of UHS or (iv) the first day on which a majority of the members of the Board of Directors of UHS are not Continuing Directors (as defined in paragraph 3(j) below).

                 (g) "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income (as defined in paragraph 3(h) below) of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) the Fixed Charges (as defined in paragraph 3(q) below) of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income (as defined in paragraph 3(y) below) of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                 (h) "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary (as defined in paragraph 3(mm) below) thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                 (i) "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock), less all write-ups (other than write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

                 (j) "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of UHS who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, whether such approving directors were members of the Board of Directors on the date of the Indenture or became members thereafter in accordance with the provisions of this clause (ii).

                 (k) "Credit Agreement" means the Credit Agreement dated as of August 2, 1994, and as amended as of April 24, 1995, among UHS, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, as the same may be amended from time to time, and any agreement evidencing the refinancing, modification, replacement, renewal, refunding, deferral, extension, substitution, or supplement thereof; provided, that no Credit

Agreement will provide for borrowings in excess of $225 million principal amount.

                 (l) "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                 (m) "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

                 (n) "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                 (o) "Existing Indebtedness" means Indebtedness of UHS and its Subsidiaries in existence on the date of the Indenture, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of the date of issuance of the Notes.

                 (p) "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that UHS or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by UHS or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated Cash Flow and Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

                 (q) "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, and
(v) (without duplication of any of the foregoing) one-third of the aggregate rental obligations of such Person and its Subsidiaries for such period, whether paid or accrued, in respect of leases of real and personal property, whether or not such obligations are reflected as liabilities on the balance sheet of such Person and its Subsidiaries.

                 (r) "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the date of original issuance of the Notes.

                 (s) "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                 (t) "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

                 (u) "Hospital" means a hospital, outpatient clinic, long-term care facility or other facility that is used or useful in the provision of healthcare services.

                 (v) "Hospital Swap" means an exchange of assets by UHS or a Subsidiary of UHS for one or more Hospitals and/or one or more Related Businesses or for the Capital Stock of any Person owning one or more Hospitals and/or one or more Related Businesses.

                 (w) "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                 (x) "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

                 (y) "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                 (z) "Net Proceeds" means the aggregate cash proceeds received by UHS or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Non-Cash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any other expenses incurred or to be incurred by UHS or a Subsidiary as a direct result of the sale of such assets (including, without limitation, severance, relocation, lease termination and other similar expenses), taxes actually paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                 (aa) "Non-Cash Consideration" means any non-cash consideration received by UHS or a Subsidiary of UHS in connection with an Asset Sale and any non-cash consideration received by UHS or any of its Subsidiaries upon disposition thereof.

                 (bb) "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 (cc) "Permitted Refinancing Indebtedness" means any Indebtedness of UHS or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of UHS or any of its Subsidiaries; provided that, except in the case of Indebtedness of UHS issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, Indebtedness of a Subsidiary of UHS: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by UHS or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                 (dd) "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

                 (ee) "Qualified Equity Interests" shall mean all Equity Interests of UHS other than Disqualified Stock of UHS.

                 (ff) "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which UHS or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary (as defined in paragraph 3(ii) below) or (ii) any other Person, or may grant a security interest in, any Receivables (as defined in paragraph 3(gg) below) or interests therein secured by the services financed thereby (whether such Receivables are then existing or arising in the future) of UHS or any of its Subsidiaries, and any assets related thereto including, without limitation, all security interests in services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

                 (gg) "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by UHS or any Subsidiary of UHS of services, and monies due thereunder, security in the services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

                 (hh) "Related Business" means a healthcare business affiliated or associated with a Hospital or any business related or ancillary to the provision of or payment for healthcare services or the operation of a Hospital.

                 (ii) "Securitization Subsidiary" means a Wholly Owned Subsidiary of UHS which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of UHS (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by UHS or any other Subsidiary of UHS, (ii) is recourse to or obligates UHS or any other Subsidiary of UHS in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or (iii) subjects any property or asset of UHS or any other Subsidiary of UHS, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction, (b) with which neither UHS nor any other Subsidiary of UHS (i) provides any credit support or (ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to UHS or such Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (i) and (ii) of this clause (b), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) with which neither UHS nor any Subsidiary of UHS has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of UHS shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of UHS giving effect to such designation.

                 (jj) "Stockholders' Equity" means, with respect to any Person as of any date, the stockholders' equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a pro forma basis to give effect to any acquisition or disposition by such Person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

                 (kk) "Subsidiary" means with respect to any Person (i) a corporation a majority of the Capital Stock of which with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person by such Person and a Subsidiary (or Subsidiaries) of such Person or by a Subsidiary (or Subsidiaries) of such Person or (ii) any Person (other than a corporation) in which such Person, a Subsidiary (or Subsidiaries) of such Person or such Person and a Subsidiary (or Subsidiaries) of such Person, directly or indirectly, at the date of determination thereof have at least a majority ownership interest.

                 (ll) "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                 (mm) "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                 4.       (a)     The Notes will initially be issued in the
form of one or more fully registered Global Notes ("Global Notes"), the number and denominations of which shall be determined by the Pricing Committee and the Underwriters, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (the "Depositary") and registered in the name of the Depositary or in the name of the Depositary's nominee. The Global Notes will be initially delivered to the Trustee as custodian for such Depositary and will be legended as set forth in paragraph 4(c) below. UHS will pay principal and interest on the Global Notes in immediately available funds.

                 (b) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture or this Authorizing Resolution with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note and the Depositary may be treated by UHS, the Trustee and any agent of UHS or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent UHS, the Trustee or any agent of UHS or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                 Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Global Notes may be exchangeable into Notes in definitive form registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies UHS that it is unwilling or unable to continue as Depositary for any Global Note and a successor depositary is not appointed by UHS within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Notes registered in such names as directed by the Depositary, or (iii) UHS in its sole discretion executes and delivers to the Trustee a Company Order that Global Notes shall be so exchangeable.

                 In connection with the transfer of Global Notes to beneficial owners pursuant to the foregoing paragraph, the Global Notes to the extent of such transfers shall be deemed to be surrendered to the Trustee for cancellation, and UHS shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Notes of authorized denominations.

                 The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture and this Authorizing Resolution or the Notes.

                 (c) Any Global Note authenticated and delivered under the Indenture shall bear a legend in substantially the following form:

                 THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE AUTHORIZING RESOLUTION ESTABLISHING THIS SERIES OF NOTES, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE AUTHORIZING RESOLUTION.

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 5. The Pricing Committee approves the forms of the following documents relating to the issuance of the Notes, the forms of which have been presented to the Pricing Committee and shall be filed with this Resolution in the records of UHS:

                 (a) The Terms Agreement dated August 1, 1995 (the "Terms Agreement") relating to the issuance and sale of the Notes, between UHS and Dillon, Read & Co. Inc., J.P. Morgan Securities Inc., BA Securities, Inc., Chemical Securities Inc., NationsBanc Capital Markets, Inc. and Smith Barney Inc. and including the Standard Underwriting Agreement Provisions (dated August 1, 1995) incorporated by reference therein; and

                 (b) The Prospectus Supplement dated August 1, 1995 (the "Prospectus Supplement") relating to the issuance of the Notes.

                 6. Each of the officers of UHS is hereby authorized and directed to execute and deliver the Terms Agreement, and to cause the Prospectus Supplement and the related Prospectus to be used in connection with the offering of the Notes, such documents to be substantially in the forms approved above, subject to such changes, insertions and corrections therein as shall be approved by such officer executing the same (which approval shall be conclusively evidenced by his execution and delivery thereof), whereupon each such document and agreement shall be the valid and binding act and obligation of UHS in accordance with its terms.

                 7. Each of the officers of UHS is authorized and directed to cause the Notes to be executed, authenticated and delivered as provided above and as contemplated by the Indenture, and to execute and deliver such further documents, agreements and certificates on behalf of UHS, and to take such further actions on behalf of UHS, as any of them shall deem appropriate or advisable in order to implement the issuance and sale of the Notes as contemplated by this resolution, each of which shall be the valid and binding act and obligation of UHS.

     *                *                *                *                *

                 The foregoing are valid and binding resolutions made as of the date above written of the Pricing Committee on behalf of Universal Health Services, Inc. pursuant to all necessary authorization of the Board of Directors of Universal Health Services, Inc.

- ------------------------------
Alan B. Miller
Chairman of the Board

- ------------------------------
Leonard W. Cronkhite, Jr., M.D.
Director

- ------------------------------
Anthony Pantaleoni
Director


Acknowledged and Accepted as of
the date first above written.

PNC Bank, National Association

- ------------------------------
By:
Title: